LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                     Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                      1996 quarter ended
                                         ----------------------------------------------
                                         March 31    June 30       Sept. 30     Dec. 31
                                         --------    -------       --------     -------

Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period               12,911,447  12,909,487    12,908,487  12,961,356
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                     270           -           260           -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                               -           -        12,527      13,261
    Purchases of treasury stock;
     calculated on weighted average
     basis                                 (   330)    (   978)     ( 12,734)   (    457)
                                        ----------   ----------   ----------  ----------
                                        12,911,387   12,908,509   12,908,540  12,974,160
Common Stock equivalents:
  Shares issuable upon exercise of
    options and warrants (including
    the weighted average for shares
    subject to options and warrants
    granted during the period)                   -      737,640           -            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on average market price for
    the period)                                  -     (359,676)          -            -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                         -       62,080           -            -
                                        ----------   ----------  ----------   ----------
                                                 -      440,044           -            -
                                        ----------   ----------  ----------   ----------
                                        12,911,387   13,348,553  12,908,540   12,974,160
                                        ==========   ==========  ==========   ==========

Earnings (loss) for primary
  earnings (loss) per share:
    Net earnings (loss)                $  (531,218) $ 2,371,797 $(3,217,649) $(2,467,854)
    Dividends on cumulative
      convertible
      preferred stocks:
        Series B                           (75,520)     (60,000)    (60,000)     (60,000)
        Series 2 Class C                  (743,438)    (743,438)   (743,438)    (743,438)
                                        ----------   ----------  ----------   ----------

  Earnings (loss) applicable
   to common stock                     $(1,350,176) $ 1,568,359 $(4,021,087) $(3,271,292)
                                        ==========   ==========  ==========   ==========

  Earnings (loss) per share                  $(.10)       $ .12       $(.31)       $(.25)
                                             =====        =====       =====        =====




                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                             Year ended
                                                        December 31, 1996
                                                        -----------------

Net earnings applicable to common stock                     $ (7,074,196)
                                                               =========

Weighted average number of common and common
  equivalent shares (average of four quarters
  above)                                                      13,035,660
                                                              ==========

Earnings per share                                                 $(.54)
                                                                   =====





          LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                     Page 3 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                        1996 quarter ended
                                         ----------------------------------------------
                                         March 31     June 30     Sept. 30    Dec. 31
                                         --------     -------     --------    -------

Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share      12,911,387  12,908,509   12,908,540   12,974,160
  Shares issuable upon exercise of
    options and warrants                         -     737,640            -            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                     -    (359,676)           -            -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                         -      62,080            -            -
  Common shares issuable upon conversion
    of convertible note payable                  -       4,000            -            -
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                   -     666,666            -            -
      Series 2                                   -           -            -            -
                                        ----------  ----------   ----------   ----------
                                        12,911,387  14,019,219   12,908,540   12,974,160
                                        ==========  ==========   ==========   ==========
Earnings (loss) for fully diluted
  earnings (loss) per share:
    Net earnings (loss)                 $ (531,218) $2,371,797  $(3,217,649) $(2,467,854)

    Dividends on cumulative convertible
      preferred stocks:
        Series B                           (75,520)          -      (60,000)     (60,000)
        Series 2 Class C                  (743,438)   (743,438)    (743,438)    (743,438)
                                        ----------  ----------   ----------   ----------
  Earnings (loss) applicable to
   common Stock                        $(1,350,176) $1,628,359  $(4,021,087) $(3,271,292)
                                        ==========   =========   ==========   ==========

   Earnings (loss) per share                 $(.10)      $ .12        $(.31)      $(.25)
                                             =====       =====        =====       =====


                                                             Year ended
                                                        December 31, 1996
                                                        -----------------

Net earnings applicable to common stock                      $(7,074,196)
                                                              ==========
Weighted average number of common and common
  equivalent shares                                           13,035,660
                                                              ==========

loss per share                                                    $(.54)
                                                                  =====




          LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                     Page 4 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                      1995 quarter ended
                                          -------------------------------------------
                                          March 31    June 30     Sept. 30    Dec. 31
                                          --------    -------     --------    -------

Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period               13,060,566  13,045,912  12,941,097  12,935,117
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                     180           -          10          440
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                               -      96,692       3,326            -
    Purchases of treasury stock;
     calculated on weighted average
     basis                                 (13,950)   (146,176)     (3,826)     (18,536)
                                        ----------  ----------  ----------   ----------
                                        13,046,796  12,996,428  12,940,607   12,917,021
Common Stock equivalents:
  Shares issuable upon exercise of
    options and warrants (including
    the weighted average for shares
    subject to options and warrants
    granted during the period)             823,140     817,448           -            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on average market price for
    the period)                           (317,680)   (393,498)          -            -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                         -      63,520           -            -
                                        ----------  ----------  ----------   ----------
                                           505,460     487,470           -            -
                                        ----------  ----------  ----------   ----------
                                        13,552,256  13,483,898  12,940,607   12,917,021
                                        ==========  ==========  ==========   ==========

Earnings (loss) for primary
  earnings (loss) per share:
    Net earnings (loss)                $ 1,448,092  $1,502,431 $(1,800,236) $(4,881,860)
    Dividends on cumulative
      preferred stocks                     (75,880)    (60,000)    (60,000)     (60,000)
    Dividends on Convertible,
     exchangeable Class C preferred
     stock (6.5% annually)                (743,437)   (743,437)   (743,437)    (743,437)
                                        ----------  ----------  ----------   ----------

  Earnings (loss) applicable
   to common stock                     $   628,775  $  698,994 $(2,603,673)  $(5,685,297)
                                        ==========   =========  ==========    ==========

  Earnings (loss) per share                  $ .05       $ .05       $(.20)        $(.44)
                                             =====       =====       =====         =====


                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 5 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                             Year ended
                                                        December 31, 1995
                                                        -----------------

Net loss applicable to common stock                         $(6,961,201)
                                                             ==========

Weighted average number of common and common
  equivalent shares (average of four quarters
  above)                                                     13,223,445
                                                             ==========

Loss per share                                                    $(.53)
                                                                  =====



               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 6 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                        1995 quarter ended
                                 ----------------------------------------------
                                           March 31      June 30       Sept. 30     Dec. 31
                                           --------      -------       --------     -------

Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share       13,046,796    12,996,428     12,940,607   12,917,021
  Shares issuable upon exercise of
    options and warrants                    823,140       817,448              -            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                               (300,737)     (380,135)             -            -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                          -        63,520              -            -
  Common shares issuable upon conversion
    of convertible note payable               4,000         4,000              -            -
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                    -             -              -            -
      Series 2                                    -             -              -            -
                                         ----------    ----------     ----------   ----------
                                         13,573,199    13,501,261     12,940,607   12,917,021
                                         ==========    ==========     ==========   ==========
Earnings (loss) for fully diluted
  earnings (loss) per share:
    Net earnings (loss)                 $ 1,448,092   $ 1,502,431    $(1,800,236) $(4,881,860)
    Interest on convertible note                180           180              -            -
    Dividends on cumulative convertible
      preferred stocks:
        Series B                            (75,880)      (60,000)       (60,000)     (60,000)
        Series 2 Class C                   (743,437)     (743,437)      (743,437)    (743,437)
                                         ----------    ----------     ----------   ----------
  Earnings (loss) applicable to
    common Stock                        $   628,955   $   699,174    $(2,603,673) $(5,685,297)
                                         ==========    ==========     ==========   ==========

  Earnings (loss) per share                   $ .05         $ .05          $(.20)       $(.44)
                                              =====         =====          =====        =====



                                                             Year ended
                                                        December 31, 1995
                                                        -----------------

Net loss applicable to common stock                        $(6,960,841)
                                                            ==========

Weighted average number of common and common
  equivalent shares (average of four quarters
  above)                                                    13,233,022
                                                            ==========

Loss per share                                                   $(.53)
                                                                 =====